Exhibit 14(b)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings Florida Insured Fund II:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88463 on Form N-14 of our report dated August 6, 1999 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under captions
"Comparison of the Funds-Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
November 9, 1999